Exhibit 10.14




                              EMPLOYMENT AGREEMENT


         The EMPLOYMENT AGREEMENT (the "Agreement"), is made and entered into as of April 20, 1994 by and between DNA PLANT TECHNOLOGY CORPORATION ("DNAP"), a Delaware Corporation, including its subsidiary FreshWorld, Inc. (together called "Employer"), with its principal offices to be located in California, and Robert Igleheart, an individual ("Employee"), residing at 14075 Mountain Quail Road, Salinas, California 93908.

         1. EMPLOYMENT. Employer hereby agrees to employ Employee as President of FreshWorld, Inc. and Chief Operating Officer of DNAP. In those capacities, Employee shall perform such duties as are typical or appropriate of a President and a Chief Operating Officer, subject to and under the direction of Employer. In addition, Employee shall perform such other duties for Employer as Employer may reasonably request, or as may be necessary or desirable in performing or carrying out the intention of this Agreement. Employee's principal place of work will be the Employer's place of business in Salinas, California.

         2. EMPLOYMENT TERM. The term of this Agreement shall be for three years commencing May 1, 1994 (or such earlier date as the parties may agree), unless earlier terminated in accordance with Section 10 hereof (the "Employment Term").

         3. EXTENT OF SERVICE. Employee shall use his best efforts to fulfill his duties in the course of his employment and to further the business of Employer while devoting his full time, attention and energy during regular business hours to the business and affairs, and to promoting the interests and welfare, of Employer and its affiliates (any person or entity now or hereafter controlling, controlled by, or under common control with Employer being herein referred to as an "affiliate"). Employee shall report directly to the President and Chief Executive Officer of DNAP and shall be subject to the direction and control of the Board of Directors of Employer. Employee shall not work, on a part-time, full-time or independent contracting basis, for any other business or enterprise during the Employment Term without Employer's prior written consent.

         4.  COMPENSATION.

                  (a) BASE SALARY. For the services rendered by Employee hereunder, Employer shall pay Employee a base salary at the monthly rate of $16,666.67 pro-rated for any period of less than a full month, less withholding required by law or agreed to by Employer and Employee. Such salary shall be reviewed annually beginning October 1, 1994. Employee understands and agrees that Employer is under no obligation to increase Employee's monthly base salary as a result of such review. Employer understands and agrees that it may not reduce such salary as a result of such review without the agreement of Employee. Such salary shall be payable in installments at such times as Employer customarily pays its other employees


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holding comparable positions (but in any event not less often than monthly). The monthly amount payable to Employee pursuant to the provisions of this Section 4(a) shall sometimes hereinafter be referred to as "Base Salary".

                  (b) SHORT-TERM INCENTIVE. In addition to the compensation payable to Employee under Section 4(a) hereof and subject to Section 4(f) (iii) hereof, Employee shall be a participant in the DNA Plant Technology 1994 Short-Term Incentive Plan (the "Plan") and, pursuant to the terms of that Plan, eligible for an annual cash and restricted stock incentive award. Notwithstanding any provision of the Plan, Employer will pay Employee for fiscal year 1994 (year ended December 31, 1994) with respect to the Business Goals portion of the Plan not less than the equivalent of $50,000 (50% in cash and 50% in restricted DNAP stock). The first such payment of the guaranteed amount will be made not less than 90 nor more than 120 days after the date this Agreement is entered and thereafter will be made quarterly. Employer and Employee will negotiate in good faith to reach agreement on Employee's individual goals for the individual goals portion of the Plan within 30 days after the date this Agreement is entered. For the purpose of determining the amount of any award under the Plan with respect to fiscal year 1994, Employee's Base Salary as defined in this Agreement will be multiplied by 12 and will not be pro-rated.

                  (c) FRINGE BENEFITS. In addition to the other benefits provided for hereunder, Employee shall be entitled to the following benefits, such benefits to be provided by Employer:

                           (i)  four  weeks  paid   vacation   per  year  during
Employee's first five years of credited service, five weeks paid vacation per year during Employee's next five years of credited service, and six weeks paid vacation per year during each year of service after ten years of credited service, subject to the terms of Employer's vacation policy for employees as now exists and as changed from time-to-time; provided that the number of weeks of vacation may not be reduced without Employee's consent; and

                           (ii)  participation in Employer's medical, dental,
prescription drug, vision, health care spending account, dependent care spending account, 401(k) saving and retirement, employee assistance, education assistance, holiday, short-term disability insurance, long-term disability insurance, bereavement leave, business travel insurance, and jury and compulsory witness leave plans as they now exist and as changed from time-to-time, to the same extent that other senior officers participate in same, subject to Employee's fulfilling all applicable eligibility requirements of each such plan.

                  (d) SIGN-ON BONUS PAYMENT. Employer grants Employee 15,000 shares of fully and freely tradeable (subject to any applicable restrictions under Section 16(b) of the Securities Exchange Act of 1934, as amended) stock of DNAP which will vest no later than 30 days after this Agreement is entered.

                  (e) STOCK OPTIONS. Employee will participate in DNAP's 1994 Stock Option Plan provided that such Stock Option Plan is approved by the shareholders of DNAP at the next annual meeting. Upon approval of the 1994 Stock Option Plan, Employee will receive options to purchase up to 500,000 shares of DNAP common stock at an exercise price equal to the stock's fair market value on the date of grant. To the maximum extent permitted by Section


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422(d) of the Internal  Revenue Code the options to be granted to Employee shall be Incentive Stock Options; the remaining options to be granted to Employee shall be Non-Qualified Options. These options will expire no later than 10 years after the date of the grant. The ability to exercise these options will vest as follows:

                           (i)  40,000 shares on the date of grant;

                           (ii) 40,000 shares on each of March 1, 1995, March 1,
1996, March 1, 1997, and March 1, 1998;

                           (iii) 100,000 shares when FreshWorld  product revenue
is at least $30,000,000 in a fiscal year;

                           (iv) 100,000 shares when  FreshWorld  product revenue
is at least $75,000,000 in a fiscal year; and

                           (v) 100,000 shares when FreshWorld product revenue is
at least $150,000,000 in a fiscal year.

The options provide in subsections (iii), (iv), and (v) of Section 4(e) may vest in the same fiscal year or in two or more fiscal years, depending on whether the requisite product revenue in achieved in one fiscal year or seriatim in different fiscal years.

For purposes of this section, "FreshWorld product revenue" shall be calculated on an accrual basis, in accordance with generally accepted accounting principles consistently applied in the accounting records of Employer.

                  (f)  EFFECT OF TERMINATION.

                           (i)  Upon   Employee's   voluntary   termination   or
termination  under Section 10 hereof,  Employee's rights under Sections 4(a) and
(e) shall immediately cease. This provision shall not apply to salary or payments accrued prior to such termination or to vested options.

                           (ii)  Upon   Employee's   voluntary   termination  or
termination under Section 10 hereof, Employee's right to any and all fringe benefits described in Section 4(c) shall immediately cease. This provision shall not apply to any accrued and vested vacation pay. Notwithstanding the foregoing, Employer will fulfill all of its obligations under law with respect to the continuation of health benefits. Further, upon any such termination, Employee will retain his rights to obtain reimbursement for business expenses previously incurred, as provided in Section 5.

                           (iii) If,  before  the date of award  under the Plan,
this Agreement is terminated for cause by Employer under Section 10(b) (other than subsection (i)) or is terminated under Section 10(c), Employee shall not be entitled to receive any Short-Term Incentive under Section 4(b). If this Agreement is terminated as a result of any of the events enumerated in Sections 10(a), (b)(i), or (d), then Short-Term Incentive under Section 4(b) will be paid, if earned, on the pro-rated portion of Base Salary earned prior to such termination. Such payment shall be made in such time as Employer would have customarily paid Employee had the Employment Term continued.


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         5. BUSINESS EXPENSES. Employer will reimburse Employee for all ordinary
and  reasonable   out-of-pocket   business  expenses  incurred  by  Employee  in
connection with his performance of services hereunder during the Employment Term in accordance with Employer's expense approval procedures then in effect, including lease payments (not to exceed $650 per month), insurance, fuel and maintenance of one vehicle for business use.

         6. INVENTIONS, DESIGNS AND PRODUCT DEVELOPMENTS. All inventions, innovations, designs, processes, programs, techniques, assemblies of information, ideas, research results, and product developments (including biomaterials) developed or conceived by Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term and that relate to the actual or planned business activities of Employer or its affiliates or to similar business activities (collectively, the "Developments") and all of Employee's right, title and interest therein, shall be the exclusive property of Employer. Employee hereby assigns, transfers and conveys to Employer all of his right, title and interest in and to any and all such Developments. Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board of Directors of Employer. Employee agrees to preserve as confidential full particulars of any matters referred to herein and to maintain at all times adequate current written records of all such matters which records shall be and shall remain the property of Employer. At any time and from time-to-time, upon the request of Employer, Employee shall execute and deliver to Employer any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for Employer, are or may be necessary or desirable to document such transfer or to enable Employer to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. Employer will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section 6. By his signature hereon, Employee acknowledges that he has been notified and understands that this provision shall not apply to any of the foregoing for which no equipment, supplies, facility or trade secret information of Employer was used and which was developed entirely on Employee's own time, and (a) which does not relate to the business of Employer or to Employer's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by Employee for Employer. Employee acknowledges that he has read California Labor Code Section 2870, a copy of which is attached to and part of this Agreement.

         7.  CONFIDENTIAL INFORMATION.

                  (a) EMPLOYER'S CONFIDENTIAL INFORMATION. Employee acknowledges that, by reason of his employment by and service to Employer, he will have access to confidential information of Employer (and its affiliates) including, without limitation, information and knowledge pertaining to research products (including biomaterials), present and future developments, techniques, programs, trade secrets, services, research plans, marketing strategies, processes, inventions (patentable and otherwise) patents, copyrights, trademarks, policies, contracts, personnel information, improvements, methods


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of operation,  sales and profit figures, customer and client list, relationships between Employer and those persons, entities and affiliates with which Employer has contracted and others who have business dealings with it and other
confidential   property  and   information   of  Employer   and  its   customers
(collectively, the "Confidential Information"). Employee acknowledges that the Confidential Information is a valuable and unique asset of Employer and covenants that, both during and after the Employment Term, he will not disclose any Confidential Information to any person, firm or corporation (except as his duties as an employee of Employer may require)without the prior written authorization of the Board of Directors of Employer and that all such matters and properties shall be and shall remain the property of Employer and/or its customers. The obligation of confidentiality imposed by this Section 7 shall not apply to information that appears in issued patents that is required by governmental authorities to be disclosed or that otherwise becomes generally known in the industry through no act of Employee in breach of this Agreement.

                  (b) "BIOMATERIALS". As used in this Agreement, the term "biomaterials" includes but is not limited to plants, plant parts, microorganisms, cell cultures, organelles or other subcellular components, viruses, DNA or DNA-containing material, RNA or RNA-containing material, oligonucleotides, proteins, peptides, subparts of any of the foregoing, and products made from any of the foregoing.

                  (c) OTHER CONFIDENTIAL INFORMATION. Employee has not disclosed and will not disclose to Employer information, if any, which Employee is bound by prior agreement with any former employer or other third party not to so disclose.

         8.  NONCOMPETITION.

                  (a) COVENANT OF EMPLOYEE. Employee acknowledges that he has specialized knowledge and experience in Employer's business, that his reputation and contacts within the industry are considered of great value to Employer and that if his knowledge, experience, reputation or contacts are used to compete with Employer, serious harm to Employer may result. Employee accordingly agrees that during Employee's employment by Employer (whether pursuant to this Agreement or otherwise), and with respect to (ii) below for a period of two years thereafter, Employee shall not (except as his duties as an employee of Employer may require), without the prior written consent of the Board of Directors of Employer, directly or indirectly:

                           (i) contact or solicit for the purpose of engaging in the business of the same general character as then engaged in by Employer, or divert or take away from Employer, or divulge to any person, firm or corporation the name, address or requirements of, or perform services of the same general character as those performed by Employer for, any person, form, corporation or other entity who is or at any time during the six months preceding the date of this Agreement had been, a customer of Employer or who, as a result of active negotiations between the customer and Employer, is likely to become a customer of Employer;

                           (ii) solicit for employment any of the employees, agents, or representatives of Employer.

                  (b) REFORMATION. If the provisions of this Section 8 should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted by applicable. law.

                  (c) NOTICE TO OTHERS. Employee agrees that until the expiration of the covenants contained in this Section 8, he will provide, and that Employer may similarly provide, a copy of such covenants to any business or enterprise.

                           (i) that he may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of; or

                           (ii) with which he may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use his name or permit his name to be used.

         9. EQUITABLE RELIEF. Employee acknowledges that the restrictions contained in Sections 6, 7 and 8 are, in view of the nature of the business of Employer, reasonable and necessary to protect the legitimate interest of Employer, that Employer would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provisions of those Sections will result in irreparable injury to Employer. Employee also acknowledges that the remedy at law for any violation of these restrictions will be inadequate and that Employer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages for breach thereof, which rights shall be cumulative of and in addition to any other rights or remedies to which Employer may be entitled. In the event of any such violation, Employer shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction and Employee further irrevocably submits to the jurisdiction of any federal or state court in the geographical jurisdiction of the United States District Court for the Northern District of California over any suit, action or proceeding arising out of or relating to this Agreement. Employee hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to the jurisdiction of any federal or state court in the geographical jurisdiction of the United States District Court for the Central District of California or to the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. Effective service of process may be made upon Employee by mail under the notice provisions contained in Section 12.

         10.  TERMINATION.

                  (a) DEATH. If Employee dies during the Employment Term, this Agreement shall terminate and thereafter Employer shall have no liability or obligation to Employee, his heirs, personal representatives, assigns or any other person claiming under or through him except for unpaid salary, ShortTerm Incentives as provided by the Plan, unreimbursed business expenses and benefits accrued to the date of his death. The right to exercise Employee's stock options which have vested pursuant to the terms of this Agreement as of


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the date of  Employee's  death will expire one year after the date of Employee's death; provided that as of the date of death, any stock options due to vest within one year after the date thereof will be deemed vested as of the date of death.

                  (b) CAUSE. Upon the occurrence of any of the following events, this Agreement may be terminated for cause by Employer giving written notice of termination to Employee, such termination to be effective upon the date specified in such notice:

                           (i)  Employee's  inability  by  reason  of  mental or
physical condition to perform the essential duties of his positions at all or without reasonable accommodation that would produce undue hardship to Employer's operation for a period of 180 consecutive days.

                           (ii)  Employee's  conviction  of,  or  plea  of  NOLO
CONTENDERE or its equivalent with respect to, a felony involving fraud or dishonesty or any other crime for which a term of imprisonment in excess of sixty days is imposed.

                           (iii)  Employee's   misappropriation  of  funds  from
Employer.

                           (iv) If not cured within 45 days after written notice
from Employer to Employee,

                           (A) Employee's material breach of any of the terms or conditions of this Agreement;

                           (B) Employee's willful breach of duty in the course of his employment; or

                           (C)   Employee's   material   neglect  of  Employer's
         business.

                  (c) VOLUNTARY TERMINATION BY EMPLOYEE. Employee may terminate this Agreement for any reason after the end of the first year of the Employment Term by giving Employer at least 30 days' written notice of termination.

                  (d) TERMINATION OTHER THAN FOR CAUSE BY EMPLOYER. Employer may terminate this Agreement without cause at any time during the Employment term by giving Employee written notice of termination. If Employee is terminated by Employer pursuant to the provisions of this paragraph (d), Employer will pay to Employee through April 30, 1997 (or the earlier death of Employee) a monthly payment equal to 150% of his monthly Base Salary. Further, on the date of such termination, all remaining invested stock options to which Employee may become entitled pursuant to Section 4(e) will be granted and vest and all shares of restricted stock held by Employee under the Plan will vest. Employee's resignation from Employer by reason of having been forced out of Employer (defined to be mean termination by Employee by reason of Employer's material breach of the terms hereof or Employer having caused to exist intolerable working conditions (specifically not to include a good faith disagreement over a business issue between Employee and the Board of Directors of Employer) for Employee, in each case if not cured, within 45 days after written notice from Employee to Employer) will be treated as a termination pursuant to this Section 10(d), rather than Section 10(c).

                  (e) CHANGE OF CONTROL. In the event that a Change of Control has occurred within three years after this Agreement is entered, Employee will have the right, for a period of 90 days after the occurrence of such Change of Control (the "Change of Control Termination Right"), to terminate this Agreement upon written notice thereof to Employer (the "Change of Control Termination Notice"). In the event that (i) Employee exercises the Change of Control Termination Right or (ii) Employee's employment pursuant to this Agreement is terminated by Employer within 90 days after, as a result of or in anticipation of such Change of Control other than for the reasons described in Section 10(a) or (b):

                           (i) Employer will make a lump sum payment to Employee
in an amount equal to his monthly Base Salary at the time of the Change of Control times 36, less withholding required by law;

                           (ii) all  remaining  invested  stock options to which
Employee may become entitled pursuant to Section 4(e) will be granted and vest, and all shares of restricted stock held by Employee under the Plan will vest, on the date of receipt of the Change or Control Termination Notice; and

                           (iii) no payment  pursuant  to Section  10(d) will be
made or required.

For the purpose of this section, "Change of Control" means (i) any sale, transfer or other conveyance (other than to DNAP or a wholly owned subsidiary of
DNAP) whether direct or indirect, of all or substantially all of the assets of DNAP, on a consolidated basis, or FreshWorld, Inc., in one transaction or a series of related transactions, if, immediately after such transaction, any "person" or "group" is or becomes the "beneficial owner", directly or indirectly, of more than 30% of the total voting power entitled to vote in the election of directors of the transferee or (ii) any "person" or "group" is or becomes the "beneficial owner", directly or indirectly, of more than 30% of the total voting power entitled to vote in the election of directors of DNAP or FreshWorld, Inc. or any successor (by way of merger, or otherwise) to all or substantially all of the assets of DNAP, on a consolidated basis or to all or substantially all of the assets of FreshWorld, Inc.

         For purpose of this definition, (i) the terms "person" and "group" shall have the meaning used for purposes of Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, and (ii) the term "beneficial owner" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable.

         Employer agrees to reasonably consider and negotiate an amendment hereto to be prepared by Employee to address the possibility that Employee may be subject to an excise tax pursuant toe Section 4999 of the Internal Revenue Code as a result of the operation of this section 10(e).

         11. SURVIVAL. Notwithstanding the termination of the this Agreement pursuant to Section 10 or the expiration of the Employment Term, the obligations of Employee under Sections 6, 7 and 8 shall survive and remain in full force and effect and Employer shall be entitled to equitable relief against Employee pursuant to the provisions of Section 9, and the obligations of Employer under Sections 4 and 5 shall survive and remain in full force and effect to the extent provided therein..


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         12. NOTICE. All notice and other  communications  required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when delivered by hand, sent by recognized overnight delivery service such as Federal Express or mailed by registered or certified mail, return receipt requested, and shall be deemed to be effective on the date delivered by hand, one business day after being sent by recognized overnight delivery service such as Federal Express or three business days after being mailed by first class mail, as follows (provided that notice of change of address shall be deemed given only when received): If to Employer, at Employer's address provided on the first page of this Agreement; if to Employee, at Employee's address provided on the first page of this Agreement; or to such other names or addresses as Employer or Employee, as the case may be, shall designate by notice to the other party in the manner specified in this Section.

         13. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of California without reference to the principles governing the conflicts of laws applicable in that or any other jurisdiction.

         14. CONTENTS OF AGREEMENT; AMENDMENT AND ASSIGNMENT. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, personal representatives, successor and assigns of the parties hereto, except that (a) the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable in whole or in part by Employee and (b) the rights and interests of Employee hereunder shall not be assignable in whole or in part by Employee. In particular, and without limitation, this Agreement shall be assignable by Employer to any of its subsidiaries or affiliates so long as such assignment does not change the nature or scope of Employee's responsibilities and does not otherwise modify the terms hereof.

         15. SEVERABILITY. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstance.

         16. REMEDIES CUMULATIVE; NO WAIVER. No remedy conferred upon Employer by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by Employer in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by Employer from time to time and as often as may be deemed expedient or necessary by Employer in its sole discretion.

         17. ARBITRATION. Except as provided in Section 9 hereof, any dispute or controversy arising from or relating to this agreement shall be decided by conclusive and binding arbitration in the County of San Francisco, State of California, or the County of Monterey, in accordance with the Rules for Resolution of Employment Disputes of the American Arbitration Association. At the request of either Employer or Employee, arbitration proceedings shall be conducted in the utmost secrecy, and in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrator in secrecy, available for inspection only by Employer or by Employee and their respective attorneys and experts who shall agree, in advance and in writing, to receive all such information confidentially and to maintain the secrecy of such information until such information shall become generally known.

         18. ATTORNEYS' FEES. Employer will reimburse Employee for its reasonable legal fees and costs in connection with the drafting, negotiation and execution of this Agreement. In connection with any action or proceeding under this Agreement, the prevailing party will be entitled to receive its reasonable attorneys' fees and costs.

         IN WITNESS WHEREOF, the undersigned have each duly executed this Agreement as of the date first above written.

                                     EMPLOYER:

                                         DNA PLANT TECHNOLOGY CORPORATION

                                         By: /s/ Doug Luke
                                         Name:  Doug Luke
                                         Title: Chairman of the Compensation and
`                                                 Nominating Committee of the
                                                  Board of Directors

                                         FRESHWORLD, INC.

                                         By:  /s/  Robert Serenbetz
                                         Name:  Robert Serenbetz
                                         Title:  President


                                     EMPLOYEE:

                                         /s/  Robert Igleheart